EXHIBIT 23.2

CROWE CHIZEK

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Mercantile Bank Corporation on Form S-8 of our report dated January 18, 2002 (except for Note 1 as to which the date is February 1, 2002) on the 2001 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2001 Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2001.

/s/ Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Grand Rapids, Michigan
September 9, 2002